UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 4, 2012

The Hackett Group, Inc.

(Exact name of registrant as specified in its charter)

FLORIDA	0-24343	65-0750100
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1001 Brickell Bay Drive, Suite 3000 Miami, Florida		33131
(Address of principal executive offices)		(Zip Code)

(305) 375-8005

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

On May 8, 2012, the Company issued a press release setting forth its consolidated financial results for the first fiscal quarter of 2012. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

The information contained in this current report on Form 8-K, including Exhibit 99.1, is being furnished to the Securities and Exchange Commission and shall not be deemed “filed” with the Securities and Exchange Commission nor incorporated by reference in any registration statement filed by the Company under the Securities Act of 1933, as amended.

Item 5.07 Submission of Matters to a Vote of Security Holders.

The 2012 Annual Meeting of Shareholders of The Hackett Group, Inc. (the “Company”) was held on May 4, 2012. Matters submitted to shareholders at the meeting and the voting results thereof were as follows:

Proposal 1 – Election of Directors. The shareholders of the Company elected each of the director nominees named below to serve until the 2015 Annual Meeting of Shareholders and until their successors are duly elected and qualified. The following is a breakdown of the voting results:

DIRECTOR	FOR	WITHHOLD	BROKER NON-VOTES
David N. Dungan	32,483,362	975,202	4,839,872

Richard N. Hamlin	32,999,934	458,630	4,839,872

Proposal 2 – Advisory Vote on Executive Compensation. The shareholders of the Company approved an advisory vote on executive compensation. The following is a breakdown of the voting results:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
31,951,290	675,812	831,462	4,839,872

Proposal 3 – Appointment of BDO USA, LLP as Independent Auditor. The shareholders of the Company ratified the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the 2012 fiscal year. The following is a breakdown of the voting results:

FOR	AGAINST	ABSTAIN	NON-VOTES
38,177,110	120,024	1,302	0

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

See Exhibit Index attached hereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE HACKETT GROUP, INC.

Date: May 8, 2012	By:	/s/ Robert A. Ramirez
Robert A. Ramirez
Executive Vice President, Finance and Chief Financial Officer

Exhibit Index

Exhibit No.	Description

99.1	Press Release of The Hackett Group, Inc., dated May 8, 2012.